EHHIBIT 5

                           MCGLINCHEY STAFFORD LANG
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                              643 MAGAZINE STREET
                       NEW ORLEANS, LOUISIANA 70160-0643

                                 June 24, 1996

Pride Petroleum Services, Inc.
1500 City West Boulevard, Suite 400
Houston, Texas 77042

      Re: Offering of 150,000 shares of Common Stock, no par value, of Pride Petroleum Services, Inc.

Gentlemen:

      We are acting as special Louisiana counsel to Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"). We have been asked to render certain opinions in connection with the Registration Statement (the "Registration Statement") on Form S-8, as amended, filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the Company's no par value Common Stock ("Common Stock"). As set forth in the Registration Statement, certain legal matters involving Louisiana law are being passed upon by us for the Company. The Registration Statement relates to the offering of 150,000 shares of Common Stock (the "Shares") to be sold by the Company. The Shares are being issued and sold pursuant to the terms of the Company's Employee Stock Purchase Plan (Effective July 1, 1996) (the "Plan"). Unless otherwise defined, capitalized terms used herein shall have the respective meaning set forth in the Registration Statement.

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      We do not represent the Company on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. In our capacity as special Louisiana counsel to the Company in connection with this opinion, we have reviewed the following documents: (i) a copy of the Amended and Restated Articles of Incorporation of the Company, as amended, certified by the Louisiana Secretary of State (the "Articles of Incorporation");
(ii) a copy of the Bylaws of the Company, certified by the Corporate Secretary (the "Bylaws"); (iii) an original Certificate of Good Standing for the Company from the Louisiana Secretary of State; (iv) the Registration Statement; (v) a copy of the Plan; (vi) resolutions of the Board of Directors of the Company, certified by the Corporate Secretary; and (vii) such other documents as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates, without undertaking to verify the same by independent investigation.

      For purposes of this opinion we have assumed, with your permission and without independent investigation the following:

      (i) the genuineness of all signatures on all documents and certificates referred to herein or relied upon by us, and the conformity to original documents of documents submitted to us as conformed, certified, or photostatic copies;

      (ii) the accuracy of all statements of fact set forth in the Registration Statement and that certain Registration Statement on Form S-3 (Registration No. 333-05137) (the "S-3 Registration Statement"), as amended, filed by the Company on June 4, 1996, with the Commission under the Securities Act of 1933, as amended, relating to the Common Stock;

      (iii) the Common Stock to be issued and sold pursuant to that certain Registration Statement on Form S-8 (the "LTIP S-8 Registration Statement"), as amended, filed by the Company with the Commission under the Securities Act of 1933, as amended, relating to the Common Stock issued in connection with the Company's Long-Term Incentive Plan are included in the Common Stock that have been duly reserved for issuance by the Company upon exercise of outstanding stock options and warrants, as more fully set forth in the LTIP S-8 Registration Statement;

      (iv) the Company has not (i) declared or issued a stock dividend or stock split; (ii) issued stock rights, options or warrants to holders of the Common Stock, except as set forth in the S-3 Registration Statement; or (iii) entered into any other transaction which would require adjustment to the Conversion Price (as defined herein) of the Convertible Subordinated Debentures due February 15, 2006 as provided in Section 13.5 of that certain Indenture between the Company and Marine Midland Bank dated January 26, 1996 (the "Indenture"). As used
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herein, "Conversion Price" shall have the meaning ascribed to it in Section 13.5 of the Indenture;

      (v) as of the date hereof, no shares of Common Stock have been issued under the Plan and the Shares are the only shares of Common Stock being registered for issuance under the Plan;

      (vi) the Plan has been approved by the holders of a majority of the shares of outstanding Common Stock of Pride, present, or represented, and entitled to vote at the 1996 Annual Meeting of Shareholders of Pride; and

      (vii) the Company has complied and will continue to comply with terms and conditions of the Plan.

      We have made no investigation or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.

      Subject to the foregoing assumptions, and the qualifications and exceptions set forth below, we are of the opinion that:

      1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Louisiana; and

      2. When the Compensation Committee has determined the price at which the Shares are to be sold by the Company pursuant to the Plan, upon the issuance and sale of the Shares by the Company pursuant to the Plan and upon receipt by the Company of the consideration as provided in the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

      The opinions set forth above are subject to the following qualifications and exceptions:

      (1) This Opinion is rendered solely as to matters of Louisiana law, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. We are not opining as to any federal or state securities or employment laws or laws of the United States of America. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the transactions or documents referred to herein, we express no opinion with respect to any such laws or their effect on any of the transactions or documents.

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      (2) Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date of this letter. We undertake no responsibility to advise you of any changes in the law or the facts after the date hereof that would alter the scope or substance of the opinions expressed herein.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                Very truly yours,

                                McGLINCHEY STAFFORD LANG,
                                A Professional Limited Liability Company